UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - JANUARY 15, 2007

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-22573	65-0774638
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3601 Clover Lane
New Castle, Pennsylvania 16105
(Address of principal executive offices)

724-654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 15, 2007, D. Walker Wainwright was elected to fill a vacancy on our board of directors created by the concurrent resignation of John Petersen, who will continue to serve as corporate counsel. Mr. Wainwright will stand for re-election at our 2007 annual meeting of stockholders.

Mr. Wainwright has over 30 years’ investment banking, banking and consulting experience and has served as a managing director of Smith Barney and Kidder Peabody. Previously Mr. Wainwright served as Assistant to the President of J. Henry Schroder Bank & Trust Company and as an Assistant Representative in Chemical Bank’s Beirut office. His relationship network covers a broad spectrum of domestic and international investment bankers, portfolio managers and institutional investors.

Since 2003, Mr. Wainwright has served as chief executive of Wainwright & Co. LLC, an independent financial advisory firm and investment manager that currently serves as manager or advisor for hedge fund portfolios that have an aggregate value of $200 million. The firm’s activities include the identification and assessment of hedge fund investments, the monitoring of these investments and the creation of proprietary hedge fund portfolios. It also researches and reviews private investments and equity funds to assist in determining their suitability for specific accounts or portfolios and provides corporate finance advice on a selective basis to individuals and corporations. Previously, Mr. Wainwright served as an independent investment banker and consultant to smaller companies, venture capitalists and hedge funds.

Mr. Wainwright is a graduate of Stanford University (A.B. 1972) and Columbia University (M.B.A. 1976). He has been involved in a broad range of civic activities, including serving as a Trustee of the Buckley School and on the boards of the American Australian Association and New Zealand American Chamber of Commerce.

In connection with our private placement of Series A Preferred Stock, Mr. Wainwright introduced four funds that invested a total of $3.25 million. Mr. Wainwright did not receive any commissions, finders’ fees or other cash compensation from any party in connection with the private placement. In recognition of the value Mr. Wainwright provided to our company, we have granted him a four-year option to purchase 40,000 shares of our common stock at an exercise price of $5.00 per share. The option has a fair market value, using the Black Scholes option-pricing model, of less than $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXION POWER INTERNATIONAL, INC,
January 19, 2007

By: /s/ Thomas Granville
       Thomas Granville, Chief Executive Officer